Exhibit 4.9

EXECUTION COPY

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT dated as of May 18, 2012 (this “Amendment”), to the CREDIT AGREEMENT dated as of April 12, 2007 (as amended by that certain First Amendment, dated as of October 24, 2007, that certain Consent, Waiver and Amendment, dated as of July 28, 2008 and that certain Third Consent, Waiver and Amendment, dated as of November 29, 2011, and as otherwise amended, restated, supplemented, waived or otherwise modified prior to the date hereof, the “Credit Agreement”), among, inter alia, MACDERMID HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), MATRIX ACQUISITION CORP., a Connecticut corporation, and MACDERMID, INCORPORATED, a Connecticut corporation (as successor to Matrix Acquisition Corp., the “Borrower”), the subsidiaries of the Borrower from time to time parties thereto, the LENDERS from time to time parties thereto, CREDIT SUISSE AG, as Administrative Agent and as Collateral Agent, and the other agents party thereto.

A. The Borrower has requested that the Credit Agreement be amended to, among other things, provide for the replacement of the existing Revolving Credit Facility with a new revolving credit facility (the “New Revolving Credit Facility”) in an aggregate principal amount of up to $50,000,000, the proceeds of which will be used by the Borrower for general corporate purposes. Except as otherwise provided herein, the New Revolving Credit Facility will have the same terms as the existing Revolving Credit Facility currently outstanding under the Credit Agreement. All Letters of Credit outstanding immediately prior to the Fourth Amendment Effective Date shall be deemed to be outstanding under the New Revolving Credit Facility.

B. Each existing Lender or other Person (each a “New Revolving Credit Lender”) that executes and delivers this Amendment and indicates a new revolving credit commitment on the lender consent form attached hereto as Annex I (the “Lender Consent”) will be deemed upon the Fourth Amendment Effective Date to have agreed to the terms of this Amendment and to have made a new revolving credit commitment in an aggregate principal amount as set forth on its Lender Consent (or such lesser amount as is allocated to it by Credit Suisse Securities (USA) LLC, as arranger of this Amendment) (a “New Revolving Credit Commitment”). Each existing Lender that executes and delivers this Amendment in its capacity as an existing Lender but does not indicate a New Revolving Credit Commitment on its Lender Consent shall be deemed to have agreed to this Amendment, but will not be deemed by virtue of such execution and delivery to have made any New Revolving Credit Commitment.

C. The existing Lenders who have executed and delivered the Lender Consent, constituting at least the Required Lenders, are willing to amend the Credit Agreement and the New Revolving Credit Lenders are willing to make New Revolving Credit Commitments as contemplated hereby, in each case on the terms and subject to the conditions set forth in this Amendment.

D. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment of the Credit Agreement. The Credit Agreement is hereby amended, effective as of the Fourth Amendment Effective Date, as follows:

(a) Amendment of Section 1.01. Section 1.01 is hereby revised by:

(i) inserting the following definitions in the appropriate alphabetical order therein:

“Corporate Ratings Condition” means the corporate ratings of the Borrower being at least B1 by Moody’s and B+ by S&P, in each case with no negative outlook.

“Fourth Amendment” means the Fourth Amendment to this Agreement, dated as of May 18, 2012.

“Fourth Amendment Effective Date” means the date on which the Fourth Amendment becomes effective in accordance with its terms.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to each Issuing Bank, such Defaulting Lender’s Pro Rata Share of the L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Minimum Collateral Amount” means, at any time, (a) with respect to cash collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of any Issuing Bank with respect to Letters of Credit issued and outstanding at such time and (b) for purposes of Section 2.15, an amount reasonably determined by the Administrative Agent and the applicable Issuing Bank.

“New Revolving Credit Commitment” has the meaning assigned to such term in the Fourth Amendment.

“New Revolving Credit Facility” has the meaning assigned to such term in the Fourth Amendment.

“New Revolving Credit Lender” has the meaning assigned to such term in the Fourth Amendment.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender plus the aggregate amount at such time of such Lender’s Pro Rata Share of the L/C Obligations.

(ii) revising the definitions of the terms set forth below to read as follows:

“Applicable Rate” means (a) with respect to any Tranche B Term Loan or Revolving Loan that is (i) a Eurocurrency Rate Loan, 2.00% per annum and (ii) a Base Rate Loan, 1.00% per annum, (b) with respect to any Tranche C Term Loan, 2.25% per annum, (c) with respect to the Letter of Credit Fees, 2.00% per annum and (d) with respect to the Commitment Fee, 0.50% per annum or, if the Corporate Ratings Condition has been met at all times during the preceding quarter, 0.375% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the

Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any applicable bankruptcy law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

“Revolving Credit Maturity Date” means the earlier of (i) April 12, 2014 and (ii) the date of termination in whole of the Revolving Credit Commitments and the Letter of Credit Commitments pursuant to Section 2.06 or 9.02.

“Swing Line Sublimit” means (a) at any date prior to the Fourth Amendment Effective Date, an amount equal to the lesser of (i) $10,000,000 and (ii) the Revolving Credit Commitments and (b) on the Fourth Amendment Effective Date and at any date thereafter, $0.

(iii) Deleting the definition of “Applicable Period” therein.

(b) Amendment of Section 2.02. Section 2.02 is hereby revised by:

(i) replacing clause (ii) of the second sentence of Section 2.01(a) thereof in its entirety with the following:

“(ii) 2:00 p.m. on the same Business Day of the proposed Loans in the case of Base Rate Loans.”

(ii) replacing “1:00 p.m.” in the second sentence of Section 2.01(b) thereof with “3:00 p.m.”

(iii) inserting a new Section 2.02(g) as follows:

“(g) On and after the Fourth Amendment Effective Date, (i) all existing Revolving Credit Commitments hereunder immediately prior to the Fourth Amendment Effective Date shall be deemed terminated (other than Letters of Credit outstanding immediately prior to the Fourth Amendment Effective Date), (ii) all New Revolving Credit Lenders who execute and deliver the Fourth Amendment and indicate a New Revolving Credit Commitment shall be deemed to have made a Revolving Credit Commitment hereunder in an aggregate principal amount as set forth opposite such Lender’s name on Schedule 2.01 (as amended on the Fourth Amendment Effective Date) under the caption “Revolving Credit Commitments”, (iii) each reference in the Credit Agreement to the “Revolving Credit Commitments”, “Revolving Credit Lenders” or “Revolving Credit Facility” shall, except as the context may otherwise require, be deemed to be a reference to the New Revolving Credit Commitments, New Revolving Credit Lenders or New Revolving Credit Facility, respectively, in each case as contemplated by the Fourth Amendment and (iv) all outstanding Letters of Credit immediately prior to the Fourth Amendment Effective Date shall be deemed to be outstanding under the New Revolving Credit Facility.”

(c) Amendment of Section 2.04(a). Section 2.04(a) is hereby revised by inserting the following sentence immediately after the header “The Swing Line”:

“Notwithstanding anything herein to the contrary, on and after the Fourth Amendment Effective Date, no Swing Line Loans (as defined below) will be made available to the Borrower by the Swing Line Lender or the other Lenders, and no Swing Line Loans may be outstanding.”

(d) Adding a new Section 2.15 as follows:

“SECTION 2.15. Defaulting Lender. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to cash collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15(d); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15(d); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and L/C Exposure are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.15(d).

(C) With respect to any Letter of Credit Fees not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s obligation to fund participations in respect of Letters of Credit that have been reallocated to such non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s obligation to fund participations in respect of Letters of Credit shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize any Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.15(d).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) Cash Collateral. (i) At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Borrower shall cash collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any cash collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(ii) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Bank, and agrees to maintain, a first priority security interest in all such cash collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below. If at any time the Administrative Agent determines that cash collateral is subject to any right or claim of any Person other than the Administrative Agent and such Issuing Bank as herein provided (other than Permitted Liens), or that the total amount of such cash collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Lender.

(iii) Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under this Section 2.15 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to cash collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iv) Cash collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as cash collateral pursuant to this Section 2.15 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and such Issuing Bank that there exists excess cash collateral; provided that, subject to this Section 2.15 the Person providing cash collateral and such Issuing Bank may agree that cash collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further, that to the extent that such cash collateral was provided by the Borrower, such cash collateral shall remain subject to the security interest granted pursuant to the Loan Documents.”

(e) Amendment of Section 3.04. Section 3.04 is hereby revised by inserting a new clause (e):

“(e) Notwithstanding anything herein to the contrary, for purposes of this Section 3.04, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law” or “change in the interpretation of law”, regardless of the date enacted, adopted or issued.”

(f) Amendment of Section 11.06(b). Section 11.06(b) is hereby revised by:

(i) inserting a new clause (viii) as follows:

“(viii) No Assignment to Defaulting Lender. No such assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender.”

(ii) inserting a new clause (ix) as follows:

“(ix) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, each other Lender hereunder (and interest accrued thereon) and the Borrower, and (y) acquire (and fund as appropriate) its full pro rata share of all outstanding Term Loans and/or Revolving Credit Commitments, as applicable, and all participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.”

(g) Amendment of Schedules to the Credit Agreement. Schedule 2.01 is hereby revised by replacing in its entirety the schedule of Revolving Credit Commitments set forth therein with the schedule of New Revolving Credit Commitments set forth in Annex III hereto.

SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings and the Borrower represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Fourth Amendment Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by Holdings and the Borrower, and each of this Amendment, the Credit Agreement (as amended hereby) and the other Loan Documents constitutes each of Holdings’ and the Borrower’s legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the Fourth Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

(c) all Liens and security interests created under the Collateral Documents are valid and enforceable Liens on and/or security interests in the Collateral, as security for the Obligations, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 3. Conditions of Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) on which:

(a) The Administrative Agent shall have received duly executed and delivered counterparts of (i) this Amendment that, when taken together, bear the signatures of Holdings, the Borrower, the Required Lenders and the New Revolving Credit Lenders and (ii) executed counterparts of the Reaffirmation of Subsidiary Guarantors attached hereto as Annex II (the “Subsidiary Reaffirmation”) pursuant to which Holdings and each Subsidiary Guarantor reaffirms that the Collateral Documents to which it is party will continue to apply in respect of the Credit Agreement, as amended hereby, and the Obligations thereunder.

(b) each of the representations and warranties set forth in Section 2 above shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date and the Administrative Agent shall have received a certificate, dated the date hereof and signed by a Responsible Officer of Holdings, confirming compliance therewith.

(c) The Borrower shall have paid to the Administrative Agent (x) for the account of each consenting Lender for which the Administrative Agent shall have received an executed signature page hereto no later than 5:00 p.m. (New York time) on May 14, 2012 (the “Execution Date”), an amendment fee in an amount equal to .025% of the aggregate outstanding Revolving Credit Commitment and/or Term Loans, as applicable, of each consenting Lender immediately prior to the Fourth Amendment Effective Date, which fee shall be fully earned, due and payable on the date that is three Business Days following the Execution Date and (y) all other outstanding fees, costs and expenses owing to the Administrative Agent as of such date, including, without limitation, the reasonable fees and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent.

(d) The Administrative Agent shall have received a favorable opinion of Dechert LLP, counsel to Holdings, the Borrower and those of the Subsidiaries that are Subsidiary Guarantors and have been incorporated or formed in Delaware or Connecticut, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and the Lenders.

(e) No Revolving Credit Loans shall be outstanding on or immediately prior to the Fourth Amendment Effective Date.

(f) The Collateral Agent shall have received Uniform Commercial Code financing statements in the state of incorporation or formation of each Loan Party in order to perfect and protect the first priority liens and security interests created under the Pledge and Security Agreement and evidence that all other actions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the liens and security interests created under the Pledge and Security Agreement and the Intellectual Property Security Agreements has been taken.

(g) The Administrative Agent shall have received the results of a recent Lien and judgment search in each relevant jurisdiction with respect to Holdings, the Borrower and those of the Subsidiaries that are Subsidiary Guarantors or shall otherwise have assets that are included in the Collateral, which such search shall reveal no Liens on any of the assets of Holdings, the Borrower or any of such Subsidiaries except for Liens expressly permitted by Section 8.01 of the Credit Agreement pursuant to documentation reasonably satisfactory to the Collateral Agent.

(h) Unless otherwise agreed by the Administrative Agent, the Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party.

(i) Unless otherwise agreed by the Administrative Agent, the Administrative Agent shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and each Loan Party is validly existing and in good standing in its state of incorporation or formation.

(j) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Amendment contemplated hereby, are Solvent.

(k) To the extent requested by a New Revolving Credit Lender at least five Business Days prior to the Fourth Amendment Effective Date, the Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, at least four Business Days prior to the Fourth Amendment Effective Date.

SECTION 4. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect as in effect on the date hereof. Nothing herein shall be deemed to entitle Holdings or the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On the Fourth Amendment Effective Date, the Credit Agreement shall be amended as provided herein. The parties hereto acknowledge and agree that (i) this Amendment and any other Loan Documents executed and delivered in connection herewith do not constitute a novation or termination of the “Obligations” (as defined in the Loan Documents) under the Credit Agreement and the other Loan Documents as in effect prior to the Fourth Amendment Effective Date, in each case except as otherwise set forth herein; (ii) such “Obligations” are in all respects continuing (as amended hereby) with only the terms thereof being modified to the extent provided in this Amendment; (iii) the Liens and security interests as granted under the Collateral Documents securing payment of such “Obligations” are in all such respects continuing in full force and effect and secure the payments of the “Obligations”; and (iv) all Letters of Credit outstanding immediately prior to the Fourth Amendment Effective Date shall be deemed to be outstanding under the New Revolving Credit Facility.

(c) On and after the Fourth Amendment Effective Date, (i) each reference in the Credit Agreement to “Revolving Credit Commitments”, “Revolving Credit Lenders” and “Revolving Credit Facility” shall, except as the context may otherwise require, be deemed to be a reference to the New Revolving Credit Commitments, New Revolving Credit Lenders or New Revolving Credit Facility, respectively, in each case as contemplated hereby, as applicable and (ii) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments (other than as amended in Section 1 above) will continue in full force and effect with respect to, and for the benefit of, each existing Revolving Credit Lender in respect of such Lender’s existing Revolving Credit Commitments existing under the Credit Agreement prior to the Fourth Amendment Effective Date.

(d) This Amendment shall constitute a Loan Document and shall be administered and construed pursuant to the terms of the Credit Agreement (including, without limitation, Article X thereof).

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (including “.pdf” or “.tif”) shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

MACDERMID HOLDINGS, LLC

By:	/s/ John Cordani
Name: John Cordani
Title: Secretary

MACDERMID, INCORPORATED

By:	/s/ John Cordani
Name: John Cordani
Title: Secretary

Fourth Amendment to Credit Agreement

Acknowledged:

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH,
as Administrative Agent

By:	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Managing Director

By:	/s/ Sanja Gazahi
Name: Sanja Gazahi
Title: Associate

Fourth Amendment to Credit Agreement

ANNEX I

LENDER CONSENT

By its signature below, the undersigned hereby consents to the terms and provisions of the Amendment, and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf. In addition, each Person that indicates below that it is a New Revolving Credit Lender shall be a New Revolving Credit Lender for all purposes of the Amendment and the Credit Agreement, as amended hereby, with a New Revolving Credit Commitment in an aggregate principal amount as set forth below (or such lesser amount as is allocated to it by Credit Suisse Securities (USA) LLC, as arranger of this Amendment)

☐	Indicates a New Revolving Credit Lender

Amount of New Revolving Credit Commitment: $ 10,000,000.00

Name of Institution:

Credit Suisse AG, Cayman Islands Branch
as a Lender

by	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Managing Director

For any Lender requiring a second signature line:

By	/s/ Sanja Gazahi
Name: Sanja Gazahi
Title: Associate

Fourth Amendment to Credit Agreement – Lender Consent

LENDER CONSENT

By its signature below, the undersigned hereby consents to the terms and provisions of the Amendment, and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf. In addition, each Person that indicates below that it is a New Revolving Credit Lender shall be a New Revolving Credit Lender for all purposes of the Amendment and the Credit Agreement, as amended hereby, with a New Revolving Credit Commitment in an aggregate principal amount as set forth below (or such lesser amount as is allocated to it by Credit Suisse Securities (USA) LLC, as arranger of this Amendment)

☒	Indicates a New Revolving Credit Lender

Amount of New Revolving Credit Commitment: $ 10,000,000

Name of Institution:

Deutsche Bank Trust Company Americas
as a Lender

by	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

For any Lender requiring a second signature line:

By	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

Fourth Amendment to Credit Agreement – Lender Consent

LENDER CONSENT

By its signature below, the undersigned hereby consents to the terms and provisions of the Amendment, and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf. In addition, each Person that indicates below that it is a New Revolving Credit Lender shall be a New Revolving Credit Lender for all purposes of the Amendment and the Credit Agreement, as amended hereby, with a New Revolving Credit Commitment in an aggregate principal amount as set forth below (or such lesser amount as is allocated to it by Credit Suisse Securities (USA) LLC, as arranger of this Amendment)

☒	Indicates a New Revolving Credit Lender

Amount of New Revolving Credit Commitment: $ 10,000,000.00

Name of Institution:

Morgan Stanley Bank, N.A.
as a Lender

by	/s/ Sherrese Clark
Name: Sherrese Clark
Title: Authorized Signatory

Fourth Amendment to Credit Agreement – Lender Consent

LENDER CONSENT

By its signature below, the undersigned hereby consents to the terms and provisions of the Amendment, and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf. In addition, each Person that indicates below that it is a New Revolving Credit Lender shall be a New Revolving Credit Lender for all purposes of the Amendment and the Credit Agreement, as amended hereby, with a New Revolving Credit Commitment in an aggregate principal amount as set forth below (or such lesser amount as is allocated to it by Credit Suisse Securities (USA) LLC, as arranger of this Amendment)

☐	Indicates a New Revolving Credit Lender

Amount of New Revolving Credit Commitment: $ 5,000,000.00

Name of Institution:

JPMorgan Chase Bank, N.A.
as a Lender

by	/s/ Brian Knapp
Name: Brian Knapp
Title: Vice President

Fourth Amendment to Credit Agreement – Lender Consent

LENDER CONSENT

By its signature below, the undersigned hereby consents to the terms and provisions of the Amendment, and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf. In addition, each Person that indicates below that it is a New Revolving Credit Lender shall be a New Revolving Credit Lender for all purposes of the Amendment and the Credit Agreement, as amended hereby, with a New Revolving Credit Commitment in an aggregate principal amount as set forth below (or such lesser amount as is allocated to it by Credit Suisse Securities (USA) LLC, as arranger of this Amendment)

☐	Indicates a New Revolving Credit Lender

Amount of New Revolving Credit Commitment: $ 5,000,000.00

Name of Institution:

Mizuho Corporate Bank, Ltd.
as a Lender

by	/s/ William Getz
Name: William Getz
Title: Deputy General Manager

Fourth Amendment to Credit Agreement – Lender Consent

LENDER CONSENT

By its signature below, the undersigned hereby consents to the terms and provisions of the Amendment, and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf. In addition, each Person that indicates below that it is a New Revolving Credit Lender shall be a New Revolving Credit Lender for all purposes of the Amendment and the Credit Agreement, as amended hereby, with a New Revolving Credit Commitment in an aggregate principal amount as set forth below (or such lesser amount as is allocated to it by Credit Suisse Securities (USA) LLC, as arranger of this Amendment)

☒	Indicates a New Revolving Credit Lender

Amount of New Revolving Credit Commitment: $ 5,000,000.00

Name of Institution:

Royal Bank of Canada
as a Lender

by	/s/ Scott Umbs
Name: Scott Umbs
Title: Authorized Signatory

Fourth Amendment to Credit Agreement – Lender Consent

LENDER CONSENT

By its signature below, the undersigned hereby consents to the terms and provisions of the Amendment, and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf. In addition, each Person that indicates below that it is a New Revolving Credit Lender shall be a New Revolving Credit Lender for all purposes of the Amendment and the Credit Agreement, as amended hereby, with a New Revolving Credit Commitment in an aggregate principal amount as set forth below (or such lesser amount as is allocated to it by Credit Suisse Securities (USA) LLC, as arranger of this Amendment)

☐	Indicates a New Revolving Credit Lender

Amount of New Revolving Credit Commitment: $ 5,000,000

Name of Institution:

Wells Fargo Bank, N.A.
as a Lender

by	/s/ Nathan Callister
Name: Nathan Callister
Title: Senior Vice President

Fourth Amendment to Credit Agreement – Lender Consent

ANNEX II

REAFFIRMATION OF SUBSIDIARY GUARANTORS

Each of the undersigned is a Subsidiary Guarantor of the Obligations of the Borrower under the Credit Agreement and hereby (a) acknowledges that, notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Subsidiary Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect and (b) confirms and ratifies its obligations under each of the Loan Documents executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Subsidiary Reaffirmation is attached or in the Credit Agreement referred to therein, as applicable.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Subsidiary Reaffirmation as of the 17 day of May 2012.

[Signature pages follow]

AUTOTYPE HOLDINGS (USA) INC.

BAYPORT CHEMICAL SERVICE, INC.

CANNING GUMM, LLC

DYNACIRCUITS, LLC

ECHO INTERNATIONAL, INC.

MACDERMID ACUMEN, INC.

MACDERMID AUTOTYPE INCORPORATED

MACDERMID BRAZIL, INC.

MACDERMID HOUSTON, INC.

MACDERMID INTERNATIONAL INVESTMENTS, LLC

MACDERMID INTERNATIONAL PARTNERS

MACDERMID INVESTMENT CORP.

MACDERMID OFFSHORE SOLUTIONS, LLC

MACDERMID OVERSEAS ASIA LIMITED

MACDERMID PRINTING SOLUTIONS ACUMEN, INC.

MACDERMID PRINTING SOLUTIONS, LLC

MACDERMID SOUTH AMERICA, INCORPORATED

MACDERMID SOUTH ATLANTIC, INCORPORATED

MACDERMID TEXAS, INC.

MACDERMID US HOLDINGS, LLC

MRD ACQUISITION CORP.

NAPP PRINTING PLATE DISTRIBUTION, INC.

NAPP SYSTEMS INC.

SPECIALTY POLYMERS, INC.

W. CANNING INC.

W. CANNING LTD.

W. CANNING USA, LLC

By:	/s/ John Cordani
Name: John Cordani
Title: Secretary

ANNEX III

Revolving Credit Commitments

Lender	Revolving Credit Commitment	Pro Rata Share
Credit Suisse AG, Cayman Islands Branch	$10,000,000.00	20%
Deutsche Bank Trust Company Americas	$10,000,000.00	20%
Morgan Stanley Bank, N.A.	$10,000,000.00	20%
JPMorgan Chase Bank, N.A.	$5,000,000.00	10%
Mizuho Corporate Bank, Ltd.	$5,000,000.00	10%
Royal Bank of Canada	$5,000,000.00	10%
Wells Fargo Bank, N.A.	$5,000,000.00	10%
Total	$50,000,000.00	100.00%